UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2023

DIVERSIFIED HEALTHCARE TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634

(Address of Principal Executive Offices) (Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Shares of Beneficial Interest	DHC	The Nasdaq Stock Market LLC
5.625% Senior Notes due 2042	DHCNI	The Nasdaq Stock Market LLC
6.25% Senior Notes due 2046	DHCNL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our”, and “the Company” refer to Diversified Healthcare Trust and its applicable subsidiaries.

Item 8.01.	Other Events.

On February 2, 2023, in connection with the proposed acquisition of AlerisLife Inc., or AlerisLife, by ABP Acquisition 2 LLC, or the Purchaser, pursuant to a tender offer for all of the outstanding shares of common stock, par value $.01 per share, of AlerisLife, or the ALR Shares (other than the ALR Shares owned by ABP Acquisition LLC or ABP Trust), at a price of $1.31 per share, or the Proposed Transaction, we entered into a Consent and Amendment Agreement, or the Consent Agreement, with the Purchaser, ABP Acquisition LLC, ABP Trust and Adam D. Portnoy, or, collectively, the Requesting Parties.

Pursuant to the Consent Agreement, we: (1) consented to AlerisLife’s granting of certain exceptions to the ownership restrictions set forth in its charter to the Requesting Parties in connection with the Proposed Transaction, (2) waived any default under our Master Management Agreement and Guaranty Agreement with AlerisLife, or, together, the DHC/ALR Agreements, arising or resulting from the Proposed Transaction, (3) agreed to tender all of the 10,691,658 ALR Shares that we and our subsidiary own, representing an aggregate of 31.9% of the outstanding ALR Shares, into the tender offer at the tender offer price, subject to the right, but not the obligation, to purchase, in a single private transaction, on or before December 31, 2023, a number of shares of common stock of the surviving entity in the Proposed Transaction constituting a percentage up to 31.9% of the then issued and outstanding shares of the common stock of the surviving entity based on the tender offer price and otherwise pursuant to a stockholders agreement to be entered into at the time of any such purchase on such terms as are negotiated and mutually agreed by the parties, and (4) agreed to amend the DHC/ALR Agreements to eliminate any change of control default or event of default provisions effective upon the consummation of the Proposed Transaction.

The foregoing descriptions of the Consent Agreement and our Master Management Agreement and Guaranty Agreement with AlerisLife, as amended by the Consent Agreement, are not complete and are qualified in their entirety by reference to the full text of the Master Management Agreement, the Guaranty Agreement and the Consent Agreement, copies of which are incorporated by reference into or filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 99.1, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Master Management Agreement, dated as of June 9, 2021, among the Company and certain of its subsidiaries, and AlerisLife Inc. and certain of its subsidiaries. (Incorporated by reference to the Company’s Current Report on Form 8-K filed on June 9, 2021.)
10.2	Amended and Restated Guaranty Agreement, dated as of June 9, 2021, by AlerisLife Inc. for the benefit of certain subsidiaries of the Company. (Incorporated by reference to the Company’s Current Report on Form 8-K filed on June 9, 2021.)
99.1	Consent and Amendment Agreement, dated as of February 2, 2023, among the Company, ABP Acquisition 2 LLC, ABP Acquisition LLC, ABP Trust and Adam D. Portnoy. (Filed herewith.)
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSIFIED HEALTHCARE TRUST

By:	/s/ Richard W. Siedel, Jr.
Name:	Richard W. Siedel, Jr.
Title:	Chief Financial Officer and Treasurer

Date:  February 3, 2023